SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 2, 2003

HORIZON MEDICAL PRODUCTS, INC.

(Exact name of registrant as specified in its charter)

Georgia	001-15459	58-1882343
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Horizon Way
P.O. Box 627
Manchester, Georgia		31816
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 706-846-3126

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

ITEM 5. OTHER EVENTS AND REQUIRED FD DISCLOSURE

     Attached hereto as Exhibit 99.1 and incorporated herein by reference are selected financial tables of Horizon Medical Products, Inc. (the “Company” or the “Registrant”) relating to the reclassification of the Company’s treatment of extraordinary items pursuant to the Company’s adoption of Statement of Financial Accounting Standards No. 145 on January 1, 2003. In April 2002, the Financial Accounting Standards Board (“FASB”) adopted SFAS 145 “Rescission of FASB Statement No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections.” This Statement rescinds FASB Statement No. 4, Reporting Gains and Losses from Extinguishment of Debt, and an amendment of that Statement, FASB Statement No. 64, Extinguishments of Debt Made to Satisfy Sinking-Fund Requirements. This Statement also rescinds FASB Statement No. 44, Accounting for Intangible Assets of Motor Carriers. This Statement amends FASB Statement No. 13, Accounting for Leases, to eliminate an inconsistency between the required accounting for sale-leaseback transactions and the required accounting for certain modifications that have economic effects that are similar to sale-leaseback transactions. This Statement also amends other existing authoritative pronouncements to make various technical corrections, clarify meanings, or describe their applicability under changed conditions. Statement No. 145 is effective for fiscal years beginning after May 15, 2002, with early adoption encouraged. The Company has adopted SFAS No 145 effective as of January 1, 2003, and for the year then ended. As a result and in accordance with Statement No. 145 and Accounting Principles Board Opinion 30, the extraordinary loss on the extinguishment of debt recognized in 2002 and the extraordinary items recognized in 1998 are reclassified from extraordinary items to a component of “other income/(expense)” in the continuing operations portion of the Company’s statement of operations attached hereto as Exhibit 99.1. As a result of this reclassification, there was no effect on the previously reported balance sheet, shareholders’ equity, net income, or cash flow statements of the Company.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits.

     The following exhibit is filed herewith:

Exhibit No.	Description

99.1 —	Selected Financial Data of Horizon Medical Products, Inc.

Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 2, 2003

HORIZON MEDICAL PRODUCTS, INC.

By:	/s/ Marshall B. Hunt Marshall B. Hunt Chairman of the Board and Chief Executive Officer